Exhibit 99.1

NEWS RELEASE
For Immediate Release:
May 1, 2023
Sterling Reports Record First Quarter 2023 Results
THE WOODLANDS, TX – May 1, 2023 – Sterling Infrastructure, Inc. (NasdaqGS: STRL) (“Sterling” or the “Company”) today announced financial results for the first quarter 2023.
The financial information herein is from continuing operations and comparisons are to the prior year quarter, unless otherwise noted.
First Quarter 2023 Results
•Revenues of $403.6 million, an increase of 10%
•Gross margin of 15.3%, an increase from 15.1%
•Net Income of $19.6 million, or $0.64 per diluted share, an increase of 11% and 8%, respectively
•EBITDA(1) of $45.9 million, an increase of 14%; Adjusted EBITDA(1) of $46.1 million, an increase of 13%
•Cash flows from operations of $49.1 million for the first quarter
•Cash and Cash Equivalents totaled $202.6 million at March 31, 2023
•Backlog at March 31, 2023 was $1.62 billion, an increase of 15% over December 31, 2022
•Combined backlog(2) at March 31, 2023 was $1.75 billion, an increase of 4% over December 31, 2022
CEO Remarks and Outlook
“Our first quarter results reflect excellent execution from our teams despite the ongoing economic challenges. Our performance drove strong revenue growth of 10% and gross margin expansion of 20 basis points, yielding first quarter EPS of $0.64,” stated Joe Cutillo, Sterling’s Chief Executive Officer.
“E-Infrastructure Solutions, our largest, fastest-growing and highest-margin segment, grew 22%. This reflects high levels of demand from data center and advanced manufacturing customers. Our Transportation Solutions segment saw a 4% decline in revenue due to the reallocation of resources into higher-margin E-Infrastructure work and the timing of project execution. Our continued efforts to improve mix drove an increase in Transportation Solutions operating income of 19%. Our Building Solutions segment grew revenue by 7%, reflecting higher levels of commercial revenue. Our residential revenues were essentially flat despite a mid-single digit decline in slab volumes. Buildings Solutions margins were lower relative to the prior year quarter due to mix impacts, as we anticipated,” continued Mr. Cutillo.
“Our year is off to a strong start with record backlog, new high-value E-Infrastructure project awards, increased transportation funding, and emerging improvement in housing starts. Our solid first quarter results and the favorable growth opportunities across our markets give us confidence that we are trending toward the higher end of our guidance range. The high end of our guidance ranges would offer an improvement in revenue by 13.0% and net income by 13.7% over 2022,” Mr. Cutillo concluded.
(1) The Company defines EBITDA as GAAP net income from Continuing Operations, adjusted for depreciation and amortization, net interest expense and taxes. The Company defines Adjusted EBITDA as EBITDA excluding acquisition related costs. See the “Non-GAAP Measures” and “EBITDA Reconciliation” sections below for more information.
(2) Combined Backlog includes Unsigned Awards of $130.5 million and $275.0 million at March 31, 2023 and December 31, 2022, respectively.

Full Year 2023 Guidance
•Revenue of $1.9 billion to $2.0 billion
•Net Income of $104 million to $110 million
•EPS of $3.33 to $3.53
•EBITDA(1) of $220 million to $235 million
Conference Call
Sterling’s management will hold a conference call to discuss these results and recent corporate developments on Tuesday, May 2, 2023 at 9:00 a.m. ET/8:00 a.m. CT. Interested parties may participate in the call by dialing (201) 493-6744 or (877) 445-9755. Please call in 10 minutes before the conference call is scheduled to begin and ask for the Sterling Infrastructure call. To coincide with the conference call, Sterling will post a slide presentation at www.strlco.com on the Events & Presentations section of the Investor Relations tab. Following management’s opening remarks, there will be a question and answer session.
To listen to a simultaneous webcast of the call, please go to the Company’s website at www.strlco.com at least 15 minutes early to download and install any necessary audio software. If you are unable to listen live, the conference call webcast will be archived on the Company’s website for 30 days.
About Sterling
Sterling operates through a variety of subsidiaries within three segments specializing in E-Infrastructure, Transportation and Building Solutions in the United States, primarily across the Southern, Northeastern, Mid-Atlantic and Rocky Mountain regions and Hawaii. E-Infrastructure Solutions provides advanced, large-scale site development services for data centers, e-commerce distribution centers, manufacturing, warehousing, energy and more. Transportation Solutions includes infrastructure and rehabilitation projects for highways, roads, bridges, airports, ports, rail and storm drainage systems. Building Solutions projects include residential and commercial concrete foundations for single-family and multi-family homes, parking structures, elevated slabs and other concrete work. From strategy to operations, we are committed to sustainability by operating responsibly to safeguard and improve society’s quality of life. Caring for our people and our communities, our customers and our investors – that is The Sterling Way.
Joe Cutillo, CEO, “We build and service the infrastructure that enables our economy to run, our people to move and our country to grow.”

(1) The Company defines EBITDA as GAAP net income attributable to Sterling’s common stockholders, adjusted for depreciation and amortization, net interest expense and taxes. See the “Non-GAAP Measures” and “EBITDA Reconciliation” sections below for more information.

Important Information for Investors and Stockholders
Non-GAAP Measures
This press release contains “Non-GAAP” financial measures as defined under Regulation G of the amended U.S. Securities Exchange Act of 1934. The Company reports financial results in accordance with U.S. generally accepted accounting principles (“GAAP”), but the Company believes that certain Non-GAAP financial measures provide useful supplemental information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and are useful for period-over-period comparisons of those operations.
Non-GAAP measures may include adjusted net income, adjusted EPS, EBITDA and adjusted EBITDA, in each case excluding the impacts of certain identified items. The excluded items represent items that the Company does not consider to be representative of its normal operations. The Company believes that these measures are useful for investors to review, because they provide a consistent measure of the underlying financial results of the Company’s ongoing business and, in the Company’s view, allow for a supplemental comparison against historical results and expectations for future performance. Furthermore, the Company uses each of these to measure the performance of the Company’s operations for budgeting and forecasting, as well as employee incentive compensation. However, Non-GAAP measures should not be considered as substitutes for net income, EPS, or other data prepared and reported in accordance with GAAP and should be viewed in addition to the Company’s reported results prepared in accordance with GAAP.
Reconciliations of Non-GAAP financial measures to the most comparable GAAP measures are provided in the tables included within this press release.
Cautionary Statement Regarding Forward-Looking Statements
This press release contains statements that are considered forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond our control, which may include statements about: our business strategy; our financial strategy; our industry outlook; our guidance; and our plans, objectives, expectations, forecasts, outlook and intentions. All of these types of statements, other than statements of historical fact included in this press release, are forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “pursue,” “target,” “continue,” the negative of such terms or other comparable terminology. The forward-looking statements contained in this press release are largely based on our expectations, which reflect estimates and assumptions made by our management. These estimates and assumptions reflect our best judgment based on currently known market conditions and other factors. Although we believe such estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond our control. In addition, management’s assumptions about future events may prove to be inaccurate. Management cautions all readers that the forward-looking statements contained in this press release are not guarantees of future performance, and we cannot assure any reader that such statements will be realized or the forward-looking events and circumstances will occur. Actual results may differ materially from those anticipated or implied in the forward-looking statements due to factors listed in the “Risk Factors” section in our filings with the U.S. Securities and Exchange Commission and elsewhere in those filings. Additional factors or risks that we currently deem immaterial, that are not presently known to us or that arise in the future could also cause our actual results to differ materially from our expected results. Given these uncertainties, investors are cautioned that many of the assumptions upon which our forward-looking statements are based are likely to change after the date the forward-looking statements are made. The forward-looking statements speak only as of the date made, and we undertake no obligation to publicly update or revise any forward-looking statements for any reason, whether as a result of new information, future events or developments, changed circumstances, or otherwise, notwithstanding any changes in our assumptions, changes in business plans, actual experience or other changes. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

Company Contact: Sterling Infrastructure, Inc. Noelle Dilts, VP IR and Corporate Strategy 281-214-0795	Investor Relations Contact: The Equity Group Inc. Jeremy Hellman, CFA 212-836-9626

STERLING INFRASTRUCTURE, INC. & SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2023	2022
Continuing Operations:
Revenues	$403,579	$365,962
Cost of revenues	(341,837)	(310,813)
Gross profit	61,742	55,149
General and administrative expense	(23,321)	(20,297)
Intangible asset amortization	(3,736)	(3,568)
Acquisition related costs	(190)	(255)
Other operating expense, net	(1,868)	(1,666)
Operating income	32,627	29,363
Interest income	1,974	8
Interest expense	(7,528)	(4,650)
Income before income taxes	27,073	24,721
Income tax expense	(7,033)	(6,778)
Net income, including noncontrolling interests	20,040	17,943
Less: Net income attributable to noncontrolling interests	(391)	(271)
Net income from Continuing Operations	$19,649	$17,672

Discontinued Operations:
Pretax income	$—	$1,399
Income tax expense	—	181
Net income from Discontinued Operations	$—	$1,580

Net income attributable to Sterling common stockholders	$19,649	$19,252

Net income per share from Continuing Operations:
Basic	$0.64	$0.59
Diluted	$0.64	$0.59

Net income per share from Discontinued Operations:
Basic	$—	$0.05
Diluted	$—	$0.05

Net income per share attributable to Sterling common stockholders:
Basic	$0.64	$0.64
Diluted	$0.64	$0.64

Weighted average common shares outstanding:
Basic	30,618	29,964
Diluted	30,789	30,112

STERLING INFRASTRUCTURE, INC. & SUBSIDIARIES
SEGMENT INFORMATION
(In thousands)
(Unaudited)

	Three Months Ended March 31,
Revenues	2023	% of Revenue	2022	% of Revenue
E-Infrastructure Solutions	$205,840	51%	$168,927	46%
Transportation Solutions	111,139	28%	116,141	32%
Building Solutions	86,600	21%	80,894	22%
Total Revenues	$403,579		$365,962

Operating Income (Loss)
E-Infrastructure Solutions	$24,269	11.8%	$21,285	12.6%
Transportation Solutions	5,306	4.8%	4,443	3.8%
Building Solutions	8,701	10.0%	9,358	11.6%
Segment Operating Income	38,276	9.5%	35,086	9.6%
Corporate	(5,459)		(5,468)
Acquisition Related Costs	(190)		(255)
Total Operating Income	$32,627	8.1%	$29,363	8.0%

STERLING INFRASTRUCTURE, INC. & SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except per share data)
(Unaudited)

	March 31, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$202,576	$181,544
Accounts receivable	230,148	262,646
Contract assets	125,494	109,803
Receivables from and equity in construction joint ventures	13,648	14,122
Other current assets	16,094	29,139
Total current assets	587,960	597,254
Property and equipment, net	215,217	215,482
Operating lease right-of-use assets, net	62,278	59,415
Goodwill	262,671	262,692
Other intangibles, net	295,387	299,123
Other non-current assets, net	7,615	7,654
Total assets	$1,431,128	$1,441,620
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$119,450	$121,887
Contract liabilities	242,326	239,297
Current maturities of long-term debt	35,059	32,610
Current portion of long-term lease obligations	17,376	19,715
Accrued compensation	16,904	24,136
Other current liabilities	13,574	8,966
Total current liabilities	444,689	446,611
Long-term debt	365,548	398,735
Long-term lease obligations	45,164	40,103
Members’ interest subject to mandatory redemption and undistributed earnings	18,419	21,597
Deferred tax liability, net	54,387	51,659
Other long-term liabilities	4,666	5,116
Total liabilities	932,873	963,821
Stockholders’ equity:
Common stock	308	306
Additional paid in capital	288,328	287,914
Retained earnings	206,028	186,379
Total Sterling stockholders’ equity	494,664	474,599
Noncontrolling interests	3,591	3,200
Total stockholders’ equity	498,255	477,799
Total liabilities and stockholders’ equity	$1,431,128	$1,441,620

STERLING INFRASTRUCTURE, INC. & SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2023	2022
Cash flows from operating activities:
Net income	$20,040	$19,523
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	13,692	11,767
Amortization of debt issuance costs and non-cash interest	422	556
Gain on disposal of property and equipment	(1,672)	(228)
Gain on debt extinguishment, net	—	(2,428)
Deferred taxes	2,728	5,640
Stock-based compensation	3,240	2,611
Change in fair value of interest rate swap	—	(90)
Changes in operating assets and liabilities	10,608	(10,783)
Net cash provided by operating activities	49,058	26,568
Cash flows from investing activities:
Disposition proceeds	14,000	—
Capital expenditures	(14,221)	(14,969)
Proceeds from sale of property and equipment	6,726	406
Net cash provided by (used in) investing activities	6,505	(14,563)
Cash flows from financing activities:
Repayments of debt	(30,843)	(5,928)
Withholding taxes paid on net share settlement of equity awards	(4,288)	(7,385)
Net cash used in financing activities	(35,131)	(13,313)
Net change in cash, cash equivalents, and restricted cash	20,432	(1,308)
Cash, cash equivalents and restricted cash at beginning of period	185,265	88,693
Cash, cash equivalents and restricted cash at end of period	205,697	87,385
Less: restricted cash - Continuing Operations	(3,121)	(3,721)
Less: cash, cash equivalents and restricted cash - Discontinued Operations	—	(14,264)
Cash and cash equivalents at end of period - Continuing Operations	$202,576	$69,400

STERLING INFRASTRUCTURE, INC. & SUBSIDIARIES
EBITDA FROM CONTINUING OPERATIONS RECONCILIATION
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2023	2022
Net income from Continuing Operations	$19,649	$17,672
Depreciation and amortization	13,692	11,363
Interest expense, net of interest income	5,554	4,642
Income tax expense	7,033	6,778
EBITDA from Continuing Operations (1)	45,928	40,455
Acquisition related costs	190	255
Adjusted EBITDA from Continuing Operations (2)	$46,118	$40,710

(1) The Company defines EBITDA as GAAP net income from Continuing Operations, adjusted for depreciation and amortization, net interest expense and taxes.

(2) The Company defines Adjusted EBITDA as EBITDA excluding the impact of acquisition related costs.

STERLING INFRASTRUCTURE, INC. & SUBSIDIARIES
EBITDA GUIDANCE RECONCILIATION
(In millions)
(Unaudited)

	Full Year 2023 Guidance
	Low	High
Net income attributable to Sterling common stockholders	$104	$110
Depreciation and amortization	55	59
Interest expense, net of interest income	21	24
Income tax expense	40	42
EBITDA (1)	$220	$235

(1) The Company defines EBITDA as GAAP net income attributable to Sterling common stockholders, adjusted for depreciation and amortization, net interest expense, and taxes.